SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 1/21/00           80,000            14.6641
                                 1/24/00          140,300            14.6989
                                 1/24/00            2,000            14.7500
                                 1/25/00           60,000            14.6875


          GABELLI ASSOCIATES LTD
                                 1/21/00           20,000            14.6250
          GABELLI ASSOCIATES FUND
                                 1/21/00           20,000            14.6250
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 1/21/00           33,200            14.6750
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/21/00           35,000            14.6750




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.